Exhibit 99.1

Super Micro Computer, Inc. Announces 3rd Quarter Fiscal Year 2008 Financial Results

SAN JOSE, Calif., April 29, 2008 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced third quarter financial results for fiscal year 2008. The final results are in line with the preliminary results announced by the Company on April 9, 2008.

Q3 Fiscal Year 2008 Highlights

•	Quarterly net sales of $136.8 million, approximately flat with the second quarter fiscal year 2008 but up 29.4% from a year-ago third quarter in fiscal year 2007.

•

Net income of $5.0 million, down 35.1% from the second quarter fiscal year 2008 primarily due to business mix, high profile customer, seasonal factors and investment in engineering and up 23.4% from year-ago third quarter in fiscal year 2007.

•	Server Solutions accounted for 35.0% of net sales

•	SuperBlade™ and 1U-Twin™ servers set performance-per-watt milestones in the world, enabling Supermicro customers to grow market share.

Q3 Fiscal Year 2008 Financial Results

Net sales for the third quarter ended March 31, 2008 totaled $136.8 million, up 29.4% from $105.7 million in the third quarter of fiscal year 2007. Net sales from server solutions comprised 35.0% of net sales, down from 36.7% in the third quarter of fiscal year 2007. No customer accounted for more than 10% of net sales during the quarter.

Net income for the third quarter of fiscal year 2008 was $5.0 million, or $0.13 per diluted share, a growth of 23.4% from the net income of $4.1 million, or $0.13 per diluted share in the same period a year ago. Included in net income for the quarter was $1.0 million of stock-based compensation expense (pre-tax). Excluding stock-based compensation expense and the related tax effect, non-GAAP net income for the third quarter was $6.0 million, or $0.15 per diluted share, compared to non-GAAP net income of $4.5 million, or $0.14 per diluted share, in the same period a year ago. On a sequential basis, non-GAAP net income decreased from the second quarter of fiscal year 2008 by $2.6 million or $0.07 per diluted share.

Gross margin for the third quarter grew to 18.2%, compared to 17.1% in the same period a year ago. Non-GAAP gross margin for the third quarter was 18.2% compared to 17.2% in the same period a year ago. Third quarter of fiscal year 2008 gross margin was higher than the same period a year ago due to sales of new products such as the 1U Twin and Universal IO solutions offset in part by a lower percentage server solution revenue. On a sequential basis, non-GAAP gross margin decreased by 1.8% from 20.0% in the second quarter of fiscal year 2008. The decrease was primarily due to lower product mix of server solutions, high profile customer and seasonality.

The Company ended the third quarter of fiscal year 2008 with $41.8 million in cash and cash equivalents and short term investments compared to $65.9 million at the end of fourth quarter of fiscal year 2007. The reduction was primarily due to the reclassification of approximately $18.2 million of auction rated securities which had been previously classified as short-term investment.

9-Month Summary

Net sales for the nine months ended March 31, 2008 were $391.6 million, up 26.6% from $309.4 million for the first nine months of fiscal year 2007. Net income for the first nine months of fiscal year 2008 grew to $18.6 million or $0.48 per diluted share, a growth of 34.2% from $13.8 million or $0.43 per diluted share in the same period a year ago. Excluding stock based-compensation expense and related tax effect, non-GAAP net income for the first nine months was $21.1 million or $0.54 per diluted share, compared to $15.3 million or $0.47 per diluted share in the same period a year ago.

Business Outlook & Management Commentary

The Company has historically seen seasonal net sales growth in our fiscal fourth quarter, which has typically resulted from new product introductions. We believe that this should continue this quarter as new products introduced during the prior quarters and historically seasonal strength of the server market should provide additional net sales during the fourth quarter of fiscal year 2008. The Company expects net sales at least to be in the range of $142 million to $147 million for the fourth quarter of fiscal year 2008 ending June 30, 2008 which will represent approximately 28% to 32% growth compared with last year. In addition, we expect non-GAAP earnings per diluted share of approximately $0.17 to $0.18 for the fourth quarter of fiscal year 2008 ending June 30, 2008. It is currently expected that the outlook will not be updated until the release of the Company’s next quarterly earnings announcement, notwithstanding subsequent developments; however, the Company may update the outlook or any portion thereof at any time.

“We continue to invest aggressively in research and development with the goal of building the Company for long term growth and profitability. We strongly believe that our technology foundation and leadership has been and will be the key for our and customers’ success. Our high-efficiency building block architecture, incorporated with our expertise in technology and design is highly demanded by partners and customers, who are seeking for maximum optimization, performance per watt, and cost effectiveness,” said Charles Liang, President and Chief Executive Officer of Super Micro Computer. “For examples, our SuperBlade™, which is just in volume production, outperforms others in the x86 space in term of performance per watt, computing density, storage capacity and our 1U Twin™, a truly innovative product, is shipping in high volume today. I am confident that our revenue and net income will benefit from those investments. Our business has never been as strong as it is today.”

Conference Call Information

Super Micro Computer will discuss these financial results and its outlook for the fourth quarter of fiscal year 2008 in a conference call at 2:00 p.m. PT, today. Those wishing to participate in the conference call should call 800-835-9927 (international callers dial 913-312-1464) 10 minutes prior to registering. A replay of the call will be available until 11:59 pm ET on May 6, 2008 by dialing 888-203-1112 (international callers dial 719-457-0820) and entering replay PIN 9556654. The live web cast and replay of the call will be available on the Investor Relations section at www.supermicro.com, with the replay beginning approximately two hours after the conclusion of the call and will remain available until the Company’s next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the market for X86 and blade servers, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Established in 1993, Supermicro emphasizes superior product design and uncompromising quality control to produce industry-leading serverboards, chassis and server systems. These mission-critical Server Building Block solutions provide benefits across many environments, including data center deployment, high-performance computing, high-end workstations, storage networks and standalone server installations. For more information on Supermicro’s complete line of advanced motherboards, SuperServers, and optimized chassis, visit www.Supermicro.com, email Marketing@Supermicro.com or call the San Jose, CA headquarters at +1 408-503-8000.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2008	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$41,354	$50,864
Short-term investments	456	15,055
Accounts receivable, net	42,141	33,426
Inventories, net	93,378	66,772
Deferred income taxes – current	7,954	5,630
Prepaid expenses and other current assets	2,014	1,759

Total current assets	187,297	173,506

Long-term investments	17,564	—
Property, plant and equipment, net	45,564	31,089
Deferred income taxes – noncurrent	1,374	624
Restricted assets	1,727	57
Other assets	128	307

Total assets	$253,654	$205,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$79,756	$61,453
Accrued liabilities	14,038	14,074
Income tax payable	—	1,489
Advances from receivable financing arrangements	1,379	982
Current portion of capital lease obligations	48	118
Current portion of long-term debt	294	304
Other current liabilities	257	—

Total current liabilities	95,772	78,420
Long-term capital lease obligations-net of current portion	30	40
Long-term debt-net of current portion	10,080	11,251
Other long-term liabilities	4,384	—

Total liabilities	110,266	89,711
Stockholders’ equity:
Common stock and additional paid-in capital	67,918	58,239
Deferred stock-based compensation	(859)	(1,500)
Accumulated other comprehensive loss	(386)	—
Retained earnings	76,715	59,133

Total stockholders’ equity	143,388	115,872

Total liabilities and stockholders’ equity	$253,654	$205,583

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Net sales	$136,755	$105,659	$391,637	$309,448
Cost of sales	111,929	87,592	316,511	254,381

Gross profit	24,826	18,067	75,126	55,067
Operating expenses:
Research and development	8,050	5,143	21,743	15,637
Sales and marketing	4,602	3,485	12,891	8,968
General and administrative	3,903	3,278	10,799	8,789
Reversal of litigation loss	—	—	—	(120)

Total operating expenses	16,555	11,906	45,433	33,274
Income from operations	8,271	6,161	29,693	21,793
Interest income	327	69	1,319	190
Interest expense	(248)	(369)	(748)	(1,040)

Income before income taxes provision	8,350	5,861	30,264	20,943
Income tax provision	3,326	1,790	11,693	7,105

Net income	$5,024	$4,071	$18,571	$13,838

Net income per share:
Basic	$0.16	$0.18	$0.60	$0.62

Diluted	$0.13	$0.13	$0.48	$0.43

Shares used in per share calculation:
Basic	31,759,958	22,277,339	30,958,660	22,226,460

Diluted	38,961,284	32,434,182	38,780,837	32,373,284

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Nine Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
Cost of sales	$124	$84	$354	$168
Research and development	465	304	1,220	785
Sales and marketing	161	81	453	270
General and administrative	291	215	822	450

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Nine Months Ended March 31,
	2008	2007
OPERATING ACTIVITIES:
Net income	$18,571	$13,838
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	1,921	1,179
Stock-based compensation expense	2,849	1,673
Allowance for doubtful accounts	174	172
Allowance for sales returns	4,150	2,950
Loss on disposal of property, plant and equipment	—	2
Deferred income taxes	(2,824)	(98)
Gain on short-term investments	(616)	—
Changes in operating assets and liabilities:
Accounts receivable, net	(13,039)	(13,647)
Inventories, net	(26,606)	(15,384)
Prepaid expenses and other current assets	(205)	(715)
Other assets	89	—
Accounts payable	17,080	14,177
Income tax payable	3,565	538
Accrued litigation loss	—	(575)
Accrued liabilities	241	5,457
Other long-term liabilities	3,395	—

Net cash provided by operating activities	8,745	9,567

INVESTING ACTIVITIES:
Proceeds from investments	19,390	53
Purchases of investments	(22,425)	—
Purchases of property and equipment	(15,056)	(2,642)
Restricted assets	(1,670)	(43)

Net cash used in investing activities	(19,761)	(2,632)

FINANCING ACTIVITIES:
Repayment of long-term debt	(1,181)	(458)
Proceeds from exercise of stock options	2,417	1,157
Payment of obligations under capital leases	(107)	(137)
Advances under receivable financing arrangements	397	144
Payment of offering costs	(20)	(3,322)

Net cash provided by (used in) financing activities	1,506	(2,616)

Net increase (decrease) in cash and cash equivalents	(9,510)	4,319
Cash and cash equivalents at beginning of year	50,864	16,509

Cash and cash equivalents at end of year	$41,354	$20,828

Supplemental disclosure of cash flow information:
Cash paid for interest	$748	$852
Cash paid for taxes	$7,685	$6,665
Non-cash investing and financing activities:
Equipment purchased under capital leases	$27	$109
Reversals of deferred stock-based compensation for cancellation of stock options	$22	$133
Accrued costs for property, plant and equipment purchases	$1,223	$112
Accrued offering costs	$—	$706
Changes in fair values of investments	$636	$—

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
GAAP GROSS PROFIT	$24,826	$18,067	$75,126	$55,067
Add back stock-based compensation (a)	124	84	354	168

Non-GAAP GROSS PROFIT	$24,950	$18,151	$75,480	$55,235

GAAP GROSS MARGIN	18.2%	17.1%	19.2%	17.8%
Add back stock-based compensation (a)	0.0%	0.1%	0.1%	0.0%

Non-GAAP GROSS MARGIN	18.2%	17.2%	19.3%	17.8%

GAAP INCOME FROM OPERATIONS	$8,271	$6,161	$29,693	$21,793
Add back stock-based compensation (a)	1,041	684	2,849	1,673

Non-GAAP INCOME FROM OPERATIONS	$9,312	$6,845	$32,542	$23,466

GAAP NET INCOME	$5,024	$4,071	$18,571	$13,838
Add back stock-based compensation (a)	1,041	684	2,849	1,673
Add back adjustments to tax provision (b)	(94)	(219)	(334)	(175)

Non-GAAP NET INCOME	$5,971	$4,536	$21,086	$15,336

GAAP NET INCOME PER SHARE - BASIC	$0.16	$0.18	$0.60	$0.62
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.03	0.02	0.08	0.07

Non-GAAP NET INCOME PER SHARE - BASIC	$0.19	$0.20	$0.68	$0.69

GAAP NET INCOME PER SHARE - DILUTED	$0.13	$0.13	$0.48	$0.43
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.02	0.01	0.06	0.04

Non-GAAP NET INCOME PER SHARE - DILUTED	$0.15	$0.14	$0.54	$0.47

SHARES USED IN COMPUTING NET INCOME PER SHARE
BASIC – GAAP	31,759,958	22,277,339	30,958,660	22,226,460

BASIC - Non-GAAP	31,759,958	22,277,339	30,958,660	22,226,460

DILUTED – GAAP	38,961,284	32,434,182	38,780,837	32,373,284

DILUTED - Non-GAAP	39,136,112	32,570,359	38,984,024	32,533,713

(a)	Amortization of SFAS No. 123R, APB 25 and SFAS No. 123 stock-based compensation for the three and nine months ended March 31, 2008 and 2007.

(b)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 36.4% and 30.7% for the three months ended March 31, 2008 and 2007, respectively and 36.3% and 32.2% for the nine months ended March 31, 2008 and 2007, respectively.